UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2023
_____________________________
MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_____________________________

Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 2.02 – Results of Operations and Financial Condition.
On May 4, 2023, MediaAlpha, Inc. (“MediaAlpha”) issued a press release and an accompanying shareholder letter announcing its financial results as of and for the first quarter ended March 31, 2023, and its financial outlook for the second quarter of 2023. Copies of the press release and shareholder letter are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and are incorporated by reference herein.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
MediaAlpha refers to non-GAAP financial information in the press release and shareholder letter. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in each document.
ITEM 2.05 – Costs Associated with Exit or Disposal Activities.

On May 1, 2023, MediaAlpha committed to a plan to reduce its workforce (the “Plan”) by 25 employees or 16% to reduce its cost structure in response to a significant pull back in marketing investment by certain of the Company's major insurance carrier partners.

The Company expects to incur restructuring charges associated with the Plan in the quarter ending June 30, 2023 of approximately $1.6 million, consisting primarily of one-time termination benefits provided to the terminated employees, of which approximately $1.3 million are cash expenditures. The Company expects such actions to be substantially completed in May 2023. The estimated costs that the Company expects to incur in connection with the reduction are subject to assumptions, and actual results may differ significantly from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the reduction.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction in the Company’s workforce discussed under Item 2.05 to this Form 8-K, the employment of Cathy Cunningham, the Company’s Chief People Officer, terminated as of May 1, 2023. In connection with the termination of her employment, pursuant to the terms of the Severance Compensation Agreement dated June 21, 2022 (the “Agreement”) between the Company, QuoteLab, LLC and Ms. Cunningham, a copy of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 27, 2022, Ms. Cunningham is entitled to certain severance benefits in exchange for the execution of a general settlement and release agreement in substantially the form attached as an exhibit to the Agreement.

In addition to the severance benefits provided under the Agreement, the Company has agreed to accelerate the vesting of 9,139 restricted stock units held by Ms. Cunningham that were scheduled to vest on May 15, 2023.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 4, 2023.
99.2	Shareholder Letter dated May 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: May 4, 2023	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary